UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2013

BERRY PLASTICS GROUP, INC. (Exact name of Registrant as specified in its charter)
Delaware (State of Incorporation)	001-35672 (Commission File Number)	20-5234618 (I.R.S. Employer Identification No.)
101 Oakley Street Evansville, Indiana (Address of principal executive offices)	47710 (Zip Code)
(812) 424-2904 (Registrant’s telephone number, including area code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                      Regulation FD Disclosure.

On December 12, 2013, Berry Plastics Group, Inc. (the “Registrant”) announced that its subsidiary, Berry Plastics Corporation (“Berry Corporation”), intends to obtain commitments for $1.125 billion of first lien senior secured term loans (the “New Loans”), to be structured as an incremental facility under Berry Corporation’s existing term loan credit agreement.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

Berry Corporation intends to use the net proceeds from the borrowing of the New Loans to prepay all of the outstanding Term C Loans, maturing April 2015, under Berry’s existing term loan credit agreement (the “Refinancing”).  Berry Corporation is in discussion with lenders regarding the New Loans; however, there can be no assurance that Berry Corporation will obtain the commitments in the time frame or on the terms it expects, or at all or that the Refinancing will occur.

The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 hereto) is being furnished and shall not be deemed “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be incorporated by reference into future filings by the Registrant under the Securities Act of 1933, as amended, or under the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01                      Financial Statements and Exhibits.

(d)                           Exhibits

Exhibit No.	Description
99.1	Press Release issued by Berry Plastics Group, Inc., dated as of December 12, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERRY PLASTICS GROUP, INC.

Date: December 12, 2013	By:	/s/ Jason K. Greene
		Name:	Jason K. Greene
		Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Berry Plastics Group, Inc., dated as of December 12, 2013.